UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2012 (August 29, 2012)

OxySure Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 29, 2012, OxySure Systems, Inc (“OxySure” or the “Company”) issued two warrants (“Warrants”) to Vencore Solutions LLC, a Delaware limited liability company (“Vencore”) pursuant to that certain second moratorium agreement entered into on July 9, 2012.

The Warrants comprise:

(a)  A warrant as to 22,500 shares of common stock of the Company at an exercise price per share of $0.82; and
(b)  A warrant as to 32,500 shares of common stock of the Company at an exercise price per share of $1.00.

Both Warrants expire on August 29, 2017 and provide Vencore the ability to perform a cashless exercise. Further, each of the Warrants contains the following provision: “For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued.”

The consideration for the Warrants is the second payment moratorium, and various relief provisions therein provided by Vencore to the Company in connection with $307,661.83 related to lease agreements for capital equipment. The Warrants were issued in a private placement pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2012
OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
Julian T. Ross
ITS:	Chief Executive Officer, President
Chief Financial Officer, and Secretary